Exhibit 10.1

ACKNOWLEDGMENT AGREEMENT

This Acknowledgement Agreement is made of this 28th day of July, 2021,

AMONG:

CORVUS GOLD INC., a body corporate having an office at Suite 1750-700 West Pender Street, Vancouver, BC V6C 1G8

(hereinafter referred to as the “Company”)

AND:

CORVUS GOLD NEVADA INC., a body corporate having an office at 9088 Ridgeline Blvd., Suite 103, Highlands Ranch, CO  80129

(hereinafter referred to as the “Subsidiary”)

AND:

BLUE PEGASUS CONSULTING INC., having a business address 894 Thermal Drive, Coquitlam, BC V3J 6R6

(hereinafter referred to as the “Consultant”)

AND:

PEGGY WU

(hereinafter referred to as the “Principal”)

WHEREAS:

A.       The Company carries on a mineral exploration and development business in Canada and the United States;

B.        The Subsidiary is an indirect wholly owned subsidiary of the Company;

C.        Through the Consultant, the Principal provides services to the Company as its Chief Financial Officer;

D.        The parties have determined and concur that this agreement is necessary to reinforce the contractual relationship between the Company, the Consultant and the Principal;

NOW, THEREFORE, the parties hereto acknowledge and agree as follows:

1.	The Consultant has been retained by the Company to assist in the furtherance of its business pursuant to the terms and conditions of a consulting agreement between the Company, the Consultant, and the Principal dated June 1, 2011 (the “Original Agreement”).

2.	The Consultant, the Principal and the Company intended to amend the Original Agreement by entering into an amendment agreement dated October 12, 2017, which purports to be between the Subsidiary, the Consultant, and the Principal and is attached hereto as Exhibit “A” (the “Amendment Agreement”).

3.	The Company should have been and was at all times intended by the parties to be the entity contracting with the Consultant in the Amendment Agreement.

4.	The references to the Subsidiary in the Amendment Agreement are inadvertent errors and should all have been references to the Company.

5.	The Consultant and the Principal have no and have never had any contractual obligations with respect to the Subsidiary, and likewise the Subsidiary has no and has never had any contractual obligations with respect to the Consultant or the Principal.

6.	The Consultant, the Principal, and the Company hereby agree that the Original Agreement is amended by the terms of the Amendment Agreement, replacing references in the Amendment Agreement that refer to the Subsidiary to instead refer to the Company, as was the parties’ intention.

7.	For greater certainty, the “change of control” provision in the Amendment Agreement now and hereafter applies to changes in ownership or control of the Company, not the Subsidiary.

8.	The Consultant, the Principal, and the Company acknowledge that, since the execution of the Amendment Agreement, the Original Agreement has also been modified by several memorandums of understanding (the “Memorandums”).

9.	The Consultant, the Principal and the Company acknowledge that the terms and conditions of the Original Agreement remain in full force and effect, save as modified by the Amendment Agreement and any Memorandums agreed to by the parties following the execution of the Amendment Agreement.

10.	The Consultant and the Principal hereby release and forever discharge the Subsidiary of and from all manner of any and all actions, causes of action, suits, debts, dues, accounts, obligations, demands, contracts and claims whatsoever which the Subsidiary has or ever had, or which the Consultant and/or the Principal can, shall or may have, by reason of any matter, cause or thing whatsoever arising from or resulting from the Amendment Agreement.

11.	The Subsidiary hereby releases and forever discharges the Consultant and the Principal of and from all manner of any and all actions, causes of action, suits, debts, dues, accounts, obligations, demands, contracts and claims whatsoever which the Subsidiary has or ever had, or which the Subsidiary can, shall or may have, by reason of any matter, cause or thing whatsoever arising from or resulting from the Amendment Agreement.

IN WITNESS WHEREOF the parties have executed this agreement as of the date first written above.

BLUE PEGASUS CONSULTING INC.

Per:	/s/ Peggy Wu
Peggy Wu, Director

PEGGY WU

CORVUS GOLD INC.

Per:	/s/ Anton Drescher
Authorized Signing Officer

CORVUS GOLD NEVADA INC.

Per:	/s/ Jeffrey A. Pontius
Authorized Signing Officer

Exhibit “A”: Amendment Agreement

AMENDMENT TO CONSULTING AGREEMENT

THIS AMENDMENT TO CONSULTING AGREEMENT dated for reference the 12th day of October, 2017.

BETWEEN:

CORVUS GOLD NEVADA INC., a body corporate, duly incorporated under the laws of the State of Nevada, having an office at 9137 Ridgeline Boulevard, Suite 250, Highlands Ranch, Colorado, USA 80129

(the “Company”)

AND:

BLUE PEGASUS CONSULTING INC., of 824 Gauthier Avenue, Coquitlam, British Columbia, Canada, V3K 1R9

(hereinafter referred to as the “Consultant”)

AND:

PEGGY WU

(hereinafter referred to as the “Principal”)

WHEREAS:

A.	WHEREAS, the Company and the Consultant are parties to a certain Consulting Agreement dated June 1, 2011 (the “Consulting Agreement”),

B.	AND WHEREAS, the Company desires to ensure the retention of the Consultant and the Principal to continue to provide services to the Company and, accordingly, the Company and the Consultant desire to amend certain provisions of the Consulting Agreement;

C.	Capitalized terms not otherwise defined herein shall have the meaning set forth in the Consulting Agreement;

NOW THEREFORE for valuable consideration, the receipt of which is hereby mutually acknowledged, the Company and the Consultant agree as follows:

1.	As of the date of this Amendment, Section 9.1 of the Consulting Agreement is deleted and replaced as follows:

“9.1 Either party may terminate this Agreement without cause, by providing thirty (30) days’ advance written notice to the other party. The Company may terminate this Agreement immediately for cause without advance written notice. Cause shall include, but not be limited to, any material breach of this Agreement or material misconduct or negligence in the performance of the Services. Upon termination, without cause, the Consultant will be entitled to payment for all Base Fees and Payments earned or incurred during the term of this Agreement, but shall not thereafter be entitled to any Base Fees or Payments.”

2.	As of the date of this Amendment, Section 9.2 is added to the Consulting Agreement as follows:

“9.2 If, within six (6) months of a Change of Control, (A) the Company terminates this Agreement for any reason other than for cause, as set forth in Section 9.1(a), or (B) the Consultant terminates this Agreement as a result of a material breach of this Agreement by the Company, then the Company shall pay Consultant two (2) times Consultant’s annual Base Fees and Payments.

(a)       For purposes of this Agreement, “Change in Control” shall mean the consummation of any of the following transactions effecting a change in ownership or control of the Company:

(i)       a merger, consolidation or reorganization, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly, and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction; or

(ii)       any transfer, sale or other disposition of all or substantially all of the Company’s assets; or

(iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly, controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of applicable Canadian securities laws and/or Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a take-over bid, tender or exchange offer made directly to the Company’s stockholders that the Board does not recommend such stockholders to accept.

In no event, however, shall a Change in Control be deemed to occur in connection with (i) a merger of the Company, the sole purpose of which is to change the domicile of the Company, or (ii) any public offering of Common Stock, the primary purpose of which is to raise capital.”

With the exception of the foregoing changes, the Consulting Agreement shall continue in full force and effect and the Consulting Agreement and this Amendment to Consulting Agreement Amendment shall be construed as one and the same instrument. This Amendment to Consulting Agreement may be executed in counterparts which taken together form one and the same agreement and may be executed and delivered electronically.

This Amendment is accepted and agreed as of October 12, 2017.

CORVUS GOLD NEVADA INC.

Per:	/s/ Jeffrey A. Pontius
Authorized Signatory
JEFFREY A. PONTIUS, CEO

BLUE PEGASUS CONSULTING INC.,

Per:	/s/ Peggy Wu
Peggy Wu, President

SIGNED, SEALED and DELIVERED by Peggy Wu in the presence of:	) )
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Marla K. Ritchie	)	/s/ Peggy Wu
Name	)	Peggy Wu
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